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                                                                    EXHIBIT 99.1
 EAGLE BANCSHARES, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ENROLLMENT CARD





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                          CASH INVESTMENT TRANSMITTAL


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Enclosed is a check in the amount of $___________payable to SunTrust Bank, Atlanta which represents a cash investment by me
(us) under the terms of the Prospectus describing the Plan for investment in shares of Common Stock of Eagle Bancshares, Inc.


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Print name as stock is registered                    Signature                                SOCIAL SECURITY NUMBER

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Print name as stock is registered                    Signature                                SOCIAL SECURITY NUMBER

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Date

    NOTICE:  Please sign exactly as your account is registered.  If shares are held jointly, each shareholder must sign.
Executors, Administrators, Trustees, Guardians, and other signing in a representative capacity,  please give full titles.
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        (PLEASE REMOVE THE ABOVE FORM BEFORE MAILING ENROLLMENT CARD.)


REGISTERED OWNER(S)


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                            EAGLE BANCSHARES, INC.
         DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ENROLLMENT CARD


        Completion of this form appoints SunTrust Bank, Atlanta, Atlanta, Georgia, your agent and directs them to apply your cash dividends in accordance with the option you have selected.
        Your participation is subject to the terms of the Prospectus describing the Plan. You may withdraw or change your election by notifying SunTrust Bank, Atlanta in writing.
        Please address all inquiries concerning the Plan to SunTrust Bank, Atlanta, Dividend Reinvestment Department, P.O. Box 4625, Atlanta, Georgia 30302.
        Please enroll me in the Dividend Reinvestment and Stock Purchase Plan of Eagle Bancshares, Inc. as indicated on this Enrollment Card.
        [Do not return this form unless you wish to participate in the Plan.] All registered holders must sign their name exactly as their stock is registered.
THIS IS NOT A PROXY
CHECK ONE CHOICE ONLY - SIGN NAME(S) EXACTLY AS STOCK IS REGISTERED.

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        / /   FULL DIVIDEND REINVESTMENT - I wish to reinvest all cash dividends on all shares of Common Stock now or hereafter registered in my name in additional shares of such stock.
        / /   PARTIAL DIVIDEND REINVESTMENT - I wish to reinvest dividends on _________shares of Common Stock and receive cash dividends on all other shares registered in my name.


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Print name as stock is registered                    Signature                                SOCIAL SECURITY NUMBER

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Print name as stock is registered                    Signature                                SOCIAL SECURITY NUMBER

                                                                                                   , 19
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Date
PLEASE CHECK TO SEE THAT THIS FORM HAS BEEN PROPERLY SIGNED BEFORE MAILING                 FOLD OVER, MOISTEN AND SEAL
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